Exhibit 5.1

June 25, 2026

T3 Defense Inc.

575 Fifth Ave., 14th Floor

New York, NY 10017

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to T3 Defense Inc. (formerly known as Nukkleus Inc.), a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 Registration No. 333-296513 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale from time to time by the selling stockholders listed therein, including its transferees, pledgees, donees or successors (the “Selling Stockholders”), of up to an aggregate of 30,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which consists of (i) up to 26,666,667 Shares (the “Conversion Shares”) issuable upon the conversion of shares of our Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and (ii) up to 3,333,333 Shares (the “Warrant Shares”) issuable upon the exercise of common warrants (the “Common Warrants”). The shares of Series B Preferred Stock and the Common Warrants were purchased by the Selling Stockholders in a private placement (the “February 2026 Private Placement”) pursuant to the Securities Purchase Agreement, dated February 24, 2026, by and between the Company and such accredited investor (the “Securities Purchase Agreement”). The Shares, the shares of Series B Preferred Stock and the Common Warrants are collectively referred to as the “Securities”.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation, including as amended by the Certificate of Designations of Rights, Preferences and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”) and Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization of the Securities Purchase Agreement and the authorization and issuance of the Securities and related matters, (iii) the Securities Purchase Agreement (iv) the Common Warrants (v) the Registration Statement and all exhibits thereto and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444

US practice conducted through McDermott Will & Schulte LLP.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that: (i) the Conversion Shares, when issued and delivered upon conversion of the Series B Preferred Stock in accordance with the terms of the Series B Preferred Stock, the Amended and Restated Certificate of Incorporation and the Certificate of Designations, will be duly authorized, legally issued, fully paid and nonassessable; and (ii) the Warrant Shares, when paid for, issued and delivered pursuant to the terms of the applicable Common Warrant, will be duly authorized, legally issued, fully paid and nonassessable.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ McDermott Will & Schulte LLP
McDermott Will & Schulte LLP